Exhibit 99.1

November 2, 2012

Analyst Contacts: Max Kuniansky, (702) 402-5627

Britta Carlson, (702) 402-5624

Media Contact: Karl Walquist, (775) 834-3891

NV Energy Reports Strong Third Quarter Results; Increases Earnings Guidance for 2012

Las Vegas – NV Energy, Inc. (NYSE: NVE) today announced financial results for the three-and nine-month periods ended September 30, 2012.

NV Energy, Inc.

Consolidated Results

Periods Ended September 30

	Net Income ($ in millions)		EPS (diluted)

	2012	2011	2012	2011
Three Months	$223.2	$173.5	$0.94	$0.73
Nine Months	304.8	188.7	1.28	0.80

“Our strong third quarter results were largely due to higher earnings from the investment in the Harry Allen Generating Station, increased electricity sales, and lower interest expense,” said Michael Yackira, NV Energy president and chief executive officer. “Our investments in generating capacity over the past five years have enabled us to increase Nevada’s energy independence while maintaining residential customer rates at about the same level as five years ago. Our cost control efforts remain on track. Operating and maintenance expenses for 2012 to date are virtually unchanged from last year.”

The increased electricity sales in the third quarter were primarily due to increased customer usage independent of weather effects, and customer growth. Warmer weather increased earnings by approximately $0.01 per share for the third quarter of 2012 compared to the same period a year ago. Weather was hotter than normal for both quarterly periods, benefiting earnings by about $0.04 per share for the third quarter of 2012, and about $0.03 per share for the same period in 2011, compared to historically normal conditions. For information on cooling and heating degree-days and electricity sales, see the Operating Statistics section of this news release.

In the quarter ended September 30, 2012, NV Energy recorded a $0.02 per share ($5.5 million pre-tax) gain on a previously disclosed asset sale.

Earnings Guidance

NV Energy’s last earnings guidance statement, dated July 27, 2012, indicated that the company expected to earn between $1.15 and $1.25 per share for 2012, with the potential for earnings to be at the upper end of that range assuming normal weather in the second half of the year.

Aided in part by warmer-than-normal weather, results for 2012 to date have exceeded the company’s expectations, and NV Energy is revising its earnings guidance accordingly. The company now expects to earn between $1.30 and $1.40 per share for calendar year 2012, assuming normal weather in the fourth quarter.

Key factors expected to drive financial results in 2012 are shown in the “Third Quarter 2012: Financial Results” presentation posted on www.nvenergy.com this morning.

Webcast Scheduled for 7 a.m. PDT today, Friday, November 2, 2012

Senior management of NV Energy will review the company's third quarter 2012 financial results and other matters during a conference call and live webcast today, Friday, November 2, at 7 a.m. Pacific Daylight Time.

The webcast will be accessible on the NV Energy website at: www.nvenergy.com. A taped replay will be available on the company’s website and by telephone for approximately 30 days. To listen to the replay by telephone, call (800) 475-6701. International callers should dial (320) 365-3844. Use the conference call access code 260407.

Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a combined 45,592 square-mile service territory, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada and nearly 40 million tourists annually.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy. Forward-looking statements include earnings guidance and estimates or forecasts of operating and financial metrics. These statements reflect current expectations of future conditions and events and as such are subject to a variety of risks, uncertainties and assumptions that could cause actual results to differ materially from current expectations. These risks, uncertainties and assumptions include, but are not limited to, NV Energy Inc.'s ability to maintain access to the capital markets, NV Energy Inc.'s ability to receive dividends from its subsidiaries, the financial performance of NV Energy Inc.'s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy Inc.'s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy Inc.'s and its subsidiaries' financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions both nationally and regionally, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, changes in environmental laws and regulations, construction risks, including but not limited to those associated with the ON Line project, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, unseasonable weather, drought, wildfire and other natural phenomena, explosions, fires, accidents, mechanical breakdowns that may occur while operating and maintaining an electric and natural gas system, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings in their pending and future regulatory filings. Further risks, uncertainties and assumptions that may cause actual results to differ from current expectations pertain to weather conditions, customer and sales growth, plant outages, operations and maintenance expense, depreciation and allowance for funds used during construction, interest rates and expense, cash flow and regulatory matters. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their Annual Reports on Form 10-K for the year ended December 31, 2011, and quarterly reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012, each filed with the Securities and Exchange Commission. NV Energy Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NV ENERGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011
OPERATING REVENUES	$1,026,488	$1,017,796	$2,378,606	$2,333,710

OPERATING EXPENSES:
Fuel for power generation	171,316	216,779	400,936	519,920
Purchased power	205,686	223,348	486,894	518,672
Gas purchased for resale	5,382	10,137	46,491	87,753
Deferred energy	(29,036)	(33,620)	(30,285)	(43,678)
Energy efficiency program costs	32,584	23,047	76,609	23,047
Other operating expenses	100,108	104,598	307,080	308,119
Maintenance	19,014	11,369	76,190	73,317
Depreciation and amortization	94,512	93,737	281,690	266,445
Taxes other than income	15,682	15,205	44,457	46,134

Total Operating Expenses	615,248	664,600	1,690,062	1,799,729

OPERATING INCOME	411,240	353,196	688,544	533,981

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $1,976, $1,326, $5,479 and $10,371)	(73,667)	(80,496)	(226,162)	(238,718)
Interest income (expense) on regulatory items	(2,024)	(1,282)	(6,203)	(3,549)
AFUDC-equity	2,415	1,690	6,666	12,854
Other income	8,827	1,611	19,312	6,351
Other expense	(4,209)	(9,857)	(11,909)	(23,600)

Total Other Income (Expense)	(68,658)	(88,334)	(218,296)	(246,662)

Income Before Income Tax Expense	342,582	264,862	470,248	287,319

Income tax expense	119,412	91,400	165,466	98,639

NET INCOME	223,170	173,462	304,782	188,680

Other comprehensive income (loss):
Change in compensation retirement benefits liability and amortization (Net of taxes $(74), $(293), $(246) and $(1,302))	155	544	464	2,417
Change in market value of risk management assets and liabilities (Net of taxes $91, $0, $355 and $0)	(193)	—	(668)	—

OTHER COMPREHENSIVE INCOME (LOSS)	(38)	544	(204)	2,417

COMPREHENSIVE INCOME	$223,132	$174,006	$304,578	$191,097

Amount per share basic and diluted
Net income per share - basic	$0.95	$0.74	$1.29	$0.80
Net income per share - diluted	$0.94	$0.73	$1.28	$0.80
Weighted Average Shares of Common Stock Outstanding - basic	235,961,402	235,990,373	235,986,874	235,796,321

Weighted Average Shares of Common Stock Outstanding - diluted	238,121,732	237,901,330	237,850,530	237,320,796

Dividends Declared Per Share of Common Stock	$0.17	$0.12	$0.47	$0.36

NV ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$207,903	$145,944
Accounts receivable less allowance for uncollectible accounts: 2012 - $9,750; 2011 - $8,150	511,107	355,091
Materials, supplies and fuel, at average cost	147,984	129,663
Current income taxes receivable	—	82
Deferred income taxes	165,015	104,958
Other current assets	47,172	36,782

Total Current Assets	1,079,181	772,520

Utility Property:
Plant in service	12,074,285	11,923,717
Construction work-in-progress	658,494	487,427

Total	12,732,779	12,411,144
Less accumulated provision for depreciation	3,351,132	3,184,071

Total Utility Property, Net	9,381,647	9,227,073

Investments and other property, net	58,666	57,021

Deferred Charges and Other Assets:
Deferred energy	90,244	102,525
Regulatory assets	1,121,185	1,186,127
Regulatory asset for pension plans	207,137	215,656
Other deferred charges and assets	77,999	74,206

Total Deferred Charges and Other Assets	1,496,565	1,578,514

TOTAL ASSETS	$12,016,059	$11,635,128

(Continued)

NV ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	September 30, 2012	December 31, 2011
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Current maturities of long-term debt	$258,024	$139,985
Accounts payable	322,940	312,990
Accrued expenses	101,199	128,144
Deferred energy	214,181	245,164
Other current liabilities	68,172	65,572

Total Current Liabilities	964,516	891,855

Long-term debt	4,766,563	5,008,931

Commitments and Contingencies

Deferred Credits and Other Liabilities:
Deferred income taxes	1,546,998	1,306,510
Deferred investment tax credit	14,109	16,140
Accrued retirement benefits	79,405	92,351
Regulatory liabilities	541,823	486,259
Other deferred credits and liabilities	507,417	427,003

Total Deferred Credits and Other Liabilities	2,689,752	2,328,263

Shareholders’ Equity:
Common stock, $1.00 par value; 350 million shares authorized; 235,999,750 issued for 2012 and 2011; 235,747,750 and 235,999,750 outstanding for 2012 and 2011, respectively	236,000	236,000
Treasury stock, at cost, 252,000 shares and 0 shares for 2012 and 2011, respectively	(4,509)	—
Other paid-in capital	2,713,736	2,713,736
Retained earnings	658,139	464,277
Accumulated other comprehensive loss	(8,138)	(7,934)

Total Shareholders' Equity	3,595,228	3,406,079

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,016,059	$11,635,128

(Concluded)

NV ENERGY, INC.

FREE CASH FLOW AND CONSOLIDATED OPERATING STATISTICS

(Unaudited)

FREE CASH FLOW

(dollars in thousands)

	Nine Months Ended September 30,
	2012	2011	Change from Prior Year
Free Cash Flow*	$256,404	$(2,836)	N/A

*	Free cash flow is a non-GAAP financial measure as defined by the SEC. See the “Non-GAAP Financial Measures” section for additional information and GAAP reconciliation.

ELECTRIC SALES - MWh’s

(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change from Prior Year	Change in Average Customers	2012	2011	Change from Prior Year	Change in Average Customers
Residential	4,419	4,323	2.2%	1.2%	9,356	8,694	7.6%	1.3%
Commercial	2,223	2,141	3.8%	0.8%	5,713	5,472	4.4%	0.3%
Industrial	2,831	2,712	4.4%	(0.4)%	7,841	7,680	2.1%	(1.7)%

TOTAL RETAIL	9,473	9,176	3.2%	1.1%	22,910	21,846	4.9%	1.1%

GAS SALES - Dth

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Residential	642	638	0.6%	5,613	6,318	(11.2)%
Commercial	374	389	(3.9)%	2,939	3,228	(9.0)%
Industrial	153	160	(4.4)%	876	1,047	(16.3)%

TOTAL RETAIL	1,169	1,187	(1.5)%	9,428	10,593	(11.0)%

ELECTRIC SOURCES - MWh’s

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Generated	6,617	6,180	7.1%	16,093	14,477	11.2%
Purchased	3,363	3,577	(6.0)%	8,446	9,081	(7.0)%

TOTAL	9,980	9,757	2.3%	24,539	23,558	4.2%

DEGREE DAYS

	Three Months Ended September 30,					Nine Months Ended September 30,
	2012	2011	Normal*	% Change From		2012	2011	Normal*	% Change From
				Prior Year	Normal				Prior Year	Normal
SOUTH
Heating	—	—	—	N/A	N/A	986	1,131	1,112	(12.8)%	(11.3)%
Cooling	2,313	2,312	2,209	—%	4.7%	3,771	3,329	3,390	13.3%	11.2%
NORTH
Heating	1	3	69	(66.7)%	(98.6)%	2,677	3,201	3,012	(16.4)%	(11.1)%
Cooling	1,020	848	699	20.3%	45.9%	1,255	960	878	30.7%	42.9%

*	Normal = 20-year average

NEVADA POWER COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
OPERATING REVENUES	$802,334	$798,914	$1,751,165	$1,662,880

OPERATING EXPENSES:
Fuel for power generation	123,992	162,976	285,799	378,790
Purchased power	171,687	181,733	388,494	399,707
Deferred energy	(22,685)	(10,354)	(15,461)	(1,274)
Energy efficiency program costs	28,492	20,451	65,466	20,451
Other operating expenses	65,372	68,004	200,484	195,040
Maintenance	12,533	3,460	52,594	45,122
Depreciation and amortization	66,975	67,212	201,096	186,798
Taxes other than income	9,743	9,105	26,793	28,209

Total Operating Expenses	456,109	502,587	1,205,265	1,252,843

OPERATING INCOME	346,225	296,327	545,900	410,037

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $1,528, $842, $4,021 and $8,962)	(51,784)	(55,267)	(158,791)	(163,036)
Interest income (expense) on regulatory items	(1,623)	(82)	(5,488)	679
AFUDC-equity	1,833	1,026	4,823	10,979
Other income	7,096	594	14,197	2,708
Other expense	(2,823)	(7,324)	(7,162)	(15,235)

Total Other Expense	(47,301)	(61,053)	(152,421)	(163,905)

Income Before Income Tax Expense	298,924	235,274	393,479	246,132

Income tax expense	103,754	80,666	137,328	84,481

NET INCOME	195,170	154,608	256,151	161,651

Other comprehensive income:
Change in compensation retirement benefits liability and amortization (Net of taxes $(33), $(41), $(103) and $(554))	65	75	192	1,028

COMPREHENSIVE INCOME	$195,235	$154,683	$256,343	$162,679

NEVADA POWER COMPANY

CONSOLIDATED OPERATING STATISTICS

(Unaudited)

ELECTRIC SALES - MWh’s

(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change from Prior Year	Change in Average Customers	2012	2011	Change from Prior Year	Change in Average Customers
Residential	3,752	3,711	1.1%	1.2%	7,619	7,021	8.5%	1.4%
Commercial	1,374	1,319	4.2%	0.9%	3,480	3,307	5.2%	0.5%
Industrial	2,145	2,070	3.6%	(0.7)%	5,836	5,793	0.7%	(2.0)%

TOTAL RETAIL	7,271	7,100	2.4%	1.2%	16,935	16,121	5.0%	1.3%

ELECTRIC SOURCES - MWh’s

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Generated	5,105	4,879	4.6%	12,264	11,138	10.1%
Purchased	2,392	2,520	(5.1)%	5,415	5,821	(7.0)%

TOTAL	7,497	7,399	1.3%	17,679	16,959	4.2%

SIERRA PACIFIC POWER COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
OPERATING REVENUES:
Electric	$212,073	$202,263	$549,886	$545,462
Gas	12,077	16,615	77,543	125,357

Total Operating Revenues	224,150	218,878	627,429	670,819

OPERATING EXPENSES:
Fuel for power generation	47,324	53,803	115,137	141,130
Purchased power	33,999	41,615	98,400	118,965
Gas purchased for resale	5,382	10,137	46,491	87,753
Deferral of energy - electric - net	(5,498)	(22,095)	(13,854)	(45,924)
Deferral of energy - gas - net	(853)	(1,171)	(970)	3,520
Energy efficiency program costs	4,092	2,596	11,143	2,596
Other operating expenses	34,128	35,933	104,214	110,836
Maintenance	6,481	7,909	23,596	28,195
Depreciation and amortization	27,537	26,525	80,594	79,647
Taxes other than income	5,894	6,052	17,382	17,675

Total Operating Expenses	158,486	161,304	482,133	544,393

OPERATING INCOME	65,664	57,574	145,296	126,426

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $448, $484, $1,458 and $1,409)	(15,298)	(16,861)	(47,650)	(50,581)
Interest expense on regulatory items	(401)	(1,200)	(715)	(4,228)
AFUDC-equity	582	664	1,843	1,875
Other income	1,399	810	4,181	2,676
Other expense	(998)	(2,255)	(3,609)	(7,403)

Total Other Income (Expense)	(14,716)	(18,842)	(45,950)	(57,661)

Income Before Income Tax Expense	50,948	38,732	99,346	68,765

Income tax expense	16,521	13,396	33,596	23,341

NET INCOME	34,427	25,336	65,750	45,424

Other comprehensive income:
Change in compensation retirement benefits liability and amortization (Net of taxes $(22), $(150), $(68) and $(1,201))	42	279	127	2,230

COMPREHENSIVE INCOME	$34,469	$25,615	$65,877	$47,654

SIERRA PACIFIC POWER COMPANY

CONSOLIDATED OPERATING STATISTICS

(Unaudited)

ELECTRIC SALES - MWh’s

(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change from Prior Year	Change in Average Customers	2012	2011	Change from Prior Year	Change in Average Customers
Residential	667	612	9.0%	1.0%	1,737	1,673	3.8%	0.7%
Commercial	849	822	3.3%	0.7%	2,233	2,165	3.1%	(0.2)%
Industrial	686	642	6.9%	4.4%	2,005	1,887	6.3%	2.8%

TOTAL RETAIL	2,202	2,076	6.1%	0.9%	5,975	5,725	4.4%	0.6%

GAS SALES - Dth

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Residential	642	638	0.6%	5,613	6,318	(11.2)%
Commercial	374	389	(3.9)%	2,939	3,228	(9.0)%
Industrial	153	160	(4.4)%	876	1,047	(16.3)%

TOTAL RETAIL	1,169	1,187	(1.5)%	9,428	10,593	(11.0)%

ELECTRIC SOURCES - MWh’s

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Generated	1,512	1,301	16.2%	3,829	3,339	14.7%
Purchased	971	1,057	(8.1)%	3,031	3,260	(7.0)%

TOTAL	2,483	2,358	5.3%	6,860	6,599	4.0%

Non-GAAP Financial Measures

Free Cash Flow

“Free cash flow” meets the definition of a non-GAAP financial measure. NV Energy, Inc. defines free cash flow as net cash from operating activities less additions to utility plant (excluding AFUDC-equity). Since free cash flow is not a measure of liquidity calculated in accordance with GAAP, it should be considered in addition to, but not as a substitute for, the GAAP measure net cash from operating activities.

NV Energy, Inc. considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated from operations after capital expenditures that may be available for increasing its common stock dividend payout ratio, strengthening its capital structure, and considering new investment opportunities.

NV Energy, Inc.’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. The table below provides a reconciliation between GAAP net cash from operating activities and non-GAAP free cash flow (dollars in thousands).

	Nine Months Ended September 30,
	2012	2011	Change from Prior Year
Net Cash from Operating Activities	$644,194	$467,034	37.9%
Less Additions to Utility Plant (Excluding AFUDC-Equity)	(387,790)	(469,870)	(17.5)%

Free Cash Flow	$256,404	$(2,836)	N/A

Gross Margin

NV Energy, Inc. presents gross margin in order to aid the reader in determining how profitable the utilities’ electric and gas businesses are at the most fundamental level. Gross margin, which is a "non-GAAP financial measure" as defined in accordance with SEC rules, provides a measure of income available to support the other operating expenses of the business and is utilized by management in its analysis of its business.

NV Energy, Inc. believes presenting gross margin allows the reader to assess the impact of the utilities’ regulatory treatment and their overall regulatory environment on a consistent basis. Gross margin, as a percentage of revenue, is primarily impacted by the fluctuations in regulated utility electric and natural gas supply costs versus the fixed rates collected from utility customers. While these fluctuating costs impact gross margin as a percentage of revenue, they only impact gross margin amounts if the costs cannot be passed through to utility customers. Gross margin, which NV Energy, Inc. calculates as operating revenues less energy and energy efficiency program costs, provides a measure of income available to support the other operating expenses of the utilities. Gross margin changes are based primarily on the utilities’ general base rate adjustments (which are required to be filed by statute every three years). These non-GAAP measures should not be considered as substitutes for the GAAP measures. Reconciliations between GAAP operating income and gross margin are provided in the table below (dollars in thousands).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Operating Revenues:	$1,026,488	$1,017,796	0.9%	$2,378,606	$2,333,710	1.9%

Energy Costs:
Fuel for power generation	171,316	216,779	(21.0)%	400,936	519,920	(22.9)%
Purchased power	205,686	223,348	(7.9)%	486,894	518,672	(6.1)%
Gas purchased for resale	5,382	10,137	(46.9)%	46,491	87,753	(47.0)%
Deferred energy	(29,036)	(33,620)	(13.6)%	(30,285)	(43,678)	(30.7)%
Energy efficiency program costs	32,584	23,047	41.4%	76,609	23,047	232.4%

Total Costs	$385,932	$439,691	(12.2)%	$980,645	$1,105,714	(11.3)%

Gross Margin	$640,556	$578,105	10.8%	$1,397,961	$1,227,996	13.8%

Other operating expenses	100,108	104,598		307,080	308,119
Maintenance	19,014	11,369		76,190	73,317
Depreciation and amortization	94,512	93,737		281,690	266,445
Taxes other than income	15,682	15,205		44,457	46,134

Operating Income	$411,240	$353,196	16.4%	$688,544	$533,981	28.9%